EXHIBIT 99.1

Renovaro Biosciences Announces Results of Special Meeting of Shareholders

Los Angeles, January 25, 2024 (GLOBE NEWSWIRE) – Renovaro Biosciences Inc. (NASDAQ: RENB) (the “Company”), a biotechnology corporation focusing on cell, gene, and immunotherapy, announced today the results of the Company’s Special Meeting of Shareholders held at 12:00 pm ET on January 25, 2024.

All of the matters put forward before the Company's shareholders for consideration and approval, as set out in the Company's definitive proxy statement dated January 3, 2024, were approved by the requisite number of votes cast at the meeting.

For complete results on all matters voted on at the meeting, please consult the Company's Form 8-K which will be filed on EDGAR at www.sec.gov/edgar.

ABOUT THE COMPANY

Renovaro has developed advanced cell, gene, and immunotherapy platforms designed to renew the body’s natural tumor-fighting capabilities against cancer and infectious diseases. For more information on Renovaro, go to their website at www.renovarobio.com.

Contact: ir@renovarobio.com

Source: Renovaro Bioscience Inc.